UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2017

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38315	90-0934597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 425-1410

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Amendment and Restatement of Certificate of Incorporation

On December 11, 2017, CURO Group Holdings Corp. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective immediately prior to the closing of the Company’s initial public offering. The Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of December 11, 2017, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective immediately prior to the closing of the Company’s initial public offering. The Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Please see the description of the Restated Certificate and the Restated Bylaws in the section titled “Description of Capital Stock” in the final prospectus the Company filed with the U.S. Securities and Exchange Commission on December 7, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-221081).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1 Amended and Restated Certificate of Incorporation of CURO Group Holdings Corp.

3.2 Amended and Restated Bylaws of CURO Group Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURO GROUP HOLDINGS CORP.

	By:	/s/ Vin Thomas
	Name:	Vin Thomas
	Title:	Secretary and Chief Legal Officer
Date: December 11, 2017